Exhibit 10.37
Amendment Number One to the
Mark Blinn Employment Agreement
     This Amendment Number One to the Mark Blinn Employment Agreement (the “Amendment”) is made and entered into by and between Flowserve Corporation, a New York corporation (the “Company”) and Mark Blinn (“Executive”) as of November 19, 2008 for purposes of amending that certain employment agreement by and between the Company and Executive dated May 7, 2007 (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
WITNESSETH
     WHEREAS, the Company and Executive desire to amend the Employment Agreement to bring the provisions into compliance with Section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and Executive agree that Section 8 of the Employment Agreement is hereby amended by deleting said Section in its entirety and replacing it with the following:
8. Delay of Severance Payments. To the extent (i) any post-termination payments to which Executive becomes entitled under this Agreement or any agreement or plan referenced herein constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) Executive is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment will not be made or commence until the earliest of (x) the expiration of the six (6) month period measured from the date of Executive’s “separation from service” (as such term is defined in the Treasury Regulations promulgated under Section 409A of the Code and any other guidance issued under Section 409A of the Code); and (y) the date of Executive’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 8 (together with reasonable accrued interest) will be paid to Executive or Executive’s beneficiary in one lump sum.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officers thereunto duly authorized, and Executive has hereunto set his hand as of the day and year first above written.

FLOWSERVE CORPORATION
By:	/s/ William C. Rusnack
	Name:	William C. Rusnack
	Title:	Chairman, Organization and Compensation Committee

/s/ Mark Blinn
Name:	Mark Blinn